Exhibit 31.4

CERTIFICATIONS

I, Jeff Lamothe, certify that:

1.I have reviewed this Amendment No. 1 to Form 10-K amending the Annual Report on Form 10‑K for the fiscal year ended December 31, 2020 of Aptevo Therapeutics Inc.;

2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 28, 2021	By:	/s/ Jeff Lamothe Jeff Lamothe Senior Vice President, Chief Financial Officer, and Treasurer (Principal Financial Officer)